UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 24, 2003

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On October 24, 2003, we issued a press release regarding the commitment of our principal shareholder, New SAC, and certain of our executive officers not to sell shares of the company for the duration of an existing 180-day lock-up period which expires on January 20, 2004.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 24, 2003, of Seagate Technology

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: October 27, 2003	By:	/s/ WILLIAM L. HUDSON
		Name:	William L. Hudson
		Title:	Executive Vice President, General Counsel and Secretary